                                                       LEASE


     THIS LEASE made this 10th day of December, 1997, between DOCTORS LAKE MARINA, INC., a Florida Corporation, hereinafter called the "LESSOR", and BOAT TREE, INC., a Florida Corporation, hereinafter called "LESSEE".

                                                    WITNESSETH:

     The Lessor does by these presents lease and let unto the Lessee the real property located in Clay County, Florida, described in Exhibit A attached hereto and by reference made a part hereof, together with three (3) wet slips, known as 3107 US Highway 17 South, Orange Park, Florida.

     TO HAVE AND TO HOLD the said leased property, including the access and parking rights, for the purpose of operating a retail boat dealer sales parts and service operation, for a lease term commencing on the 1~ day of January, 1998, and ending on the 31st day of December, 2002.

     In consideration of the premises, it is mutually covenanted and agreed by and between the Lessor and the Lessee as follows:

RENTAL PAYMENT AND DUE DATE

     1. The Lessee shall pay to the Lessor as rent for the leased premises and appurtenant rights, the sum of $4,700.00 per month as base rent, plus sales tax, due and payable in advance, commencing February 1, 1998 and continuing on the 1st day of each month and every month of the demised term.

TAXES

     2. Lessee shall pay all personal property taxes and all taxes levied upon its stock in trade kept on the leased premises and shall abide by all valid laws, rules and regulations of governmental authorities have jurisdiction over the operation of the type of business operated in the leased premises by Lessee. Lessee shall pay to the Lessor the sum of $678.98 plus sales tax each quarter in advance commencing January 1, 1998 for Lessee's share of real estate taxes. When the actual tax bill is received each year in November, the real estate taxes shall be prorated based upon the Lessee's 25% obligation for taxes.

MAINTENANCE AND REPAIRS

     3. The Lessee shall keep the interior of the building, improvements, plumbing, heating and air conditioning, now or hereafter erected upon the leased land, the air compressor, as well as the boat hoist, in good condition and repair, and the Lessee shall deliver up the leased premises at the end of the lease term in good condition and repair, except for ordinary wear and tear. The Lessor, at its expense, shall maintain the exterior walls, roof and foundation of the building, as well as the paved parking area appurtenant to the building. Lessee shall mow all its areas as well as the D.O.T. right of way adjacent to Lessee area.

UTILITIES

     4. Lessee shall pay for all electricity, and other utilities used by it in connection with the operation of its business, which shall be the meter behind the sales office, as well as 50% of the meter for the rest of the building where parts and service are located.

INSURANCE

     5. Lessee shall be responsible and pay for the following coverages: (a) Boat Dealer's Policy Lessee shall maintain in force a boat dealer's comprehensive policy of insurance with a company and with limits acceptable to the Lessor, naming the Lessor as an additional named insured and provide Lessor with a certificate of insurance. (b) Fire etc. Lessee shall pay Lessor $200.00 per quarter, plus sales tax, in advance towards the premium for insuring the property for all risks including fire, extended coverage, etc., for their full insurable value. Lessee shall pay the aforesaid prorated premium each quarter in advance.

REMOVAL OF EQUIPMENT. FIXTURES AND MERCHANDISE

     6. All trade fixtures which are installed or placed on the leased premises by or at the expense of Lessee shall remain on the property of Lessee, and Lessee shall have the right to remove the same at any time when it is not in default in any of its agreements herein contained. In the event such removal shall injure or damage the building or premises, Lessee agrees to promptly repair such damage at its own expense. Lessor agrees to execute a waiver, if requested to do so, in favor of any legal owner, or secured party of such fixtures and merchandise installed or placed in or on the leased premises permitting the removal of such fixtures and merchandise by such legal owner, or secured party.

SUBLETTING OR ASSIGNMENT

     7. Lessee may not assign this lease or sublet all of parts of the leased property and rights leased to it hereunder without the prior written consent of Lessor; however Lessee may assign this lease to a related party controlled by Joseph Pozo with equal or better financial strength than the current Lessee. No such assignment or subletting shall relieve the Lessee herein named of any of its obligations under this lease, and all assignees and sublessees shall be bound by the terms and provisions of this lease.

QUIET ENJOYMENT & SUBORDINATION OF MORTGAGE

     8. Lessor covenants that if Lessee shall pay the rentals and perform its agreements hereunder, Lessor shall and will protect and defend against any interference with the Lessee's use and enjoyment of the leased property during the life of this lease. Lessee agrees to and does hereby subordinate its leasehold interest to the lien of any bona fide mortgage that may be procured by Lessor on the leased premises, provided that the mortgagee of such mortgage shall permit

     Lessee to remain in possession of the leased premises and to apply rental payments against the debt secured by said mortgage in the event of default on the part of the Lessor, as long as Lessee complies with and performs all of its covenants and undertakings under this lease.

RESTORATION OR DAMAGED OR DESTROYED BUILDINGS

     9. In case of total damage or destruction by fire or otherwise to the building or other improvements on the leased premises, this lease shall terminate.

EMINENT DOMAIN OR CONDEMNATION PROCEEDINGS

     10. If any portion of the leased premises be taken under the exercise of the power of eminent domain by any competent governmental or corporate authority during the term of this lease, there shall be proportionate abatement of the rent thereafter to be paid based upon what is taken, but Lessee shall not be entitled to any award from the condemning authority provided. Provided, however, Lessee shall have the option to terminate the Lease if a taking of a portion of the leased property has a material adverse effect of the Lessee's continuing business levels. The proposed condemnation for a bike path/walkway along U. S. Highway 17 by the County shall not be grounds for the Lessee to terminate this lease. The option to terminate shall be exercisible within thirty (30) days of the entry of an "Order of Taking" and shall lapse thereafter.

REMEDIES ON DEFAULT

     11. If any rent required by this lease shall not be paid when due, after five (5) days after a written notice, the Lessor shall have the right to terminate this lease, resume possession of the property for this own account, and recover immediately from the Lessee the difference between the rent specified in the lease and the fair rental value of the property for the remainder of the term, and keep any security deposit as stated herein and release or rent the property for the remainder of the term for the account of the Lessee and pay to the Lessee, at the end of the term, the difference between the rent specified in the Lease and the rent received on the releasing or renting and keep all security deposit as stated herein. In such event, the Lessor shall also recover all expenses incurred by reason of the breach, including reasonable attorneys' fees. If either the Lessor or the Lessee shall fail to perform, or shall breach any agreement of this lease, other than the agreement of the Lessee to pay rent which is due without notice but shall not be a Default unless paid after five (5) days after a written notice, for thirty
(30) days after a written notice specifying the performance required shall have been given to the party failing to perform. The party so giving notice may institute action in a court of competent jurisdiction to terminate this lease or to compel performance of the agreement, and the prevailing party in that litigation shall be paid by the losing party all expenses of such litigation, including a reasonable attorney's fee.

BANKRUPTCY

     12. In the event the Lessee shall be adjudged bankrupt or shall make assignment for benefit of creditors or have its leasehold estate taken on execution against Lessee, then the Lessor may, at his option, terminate this lease.

NOTICES

     13. All notices required to be given under this lease to Lessor shall be given at or mailed to Lessor, P. 0. Box 57385, Jacksonville, Florida 32241, or at such other place as Lessor from time to time shall specify by written notice to Lessee. All notices given under this lease to Lessee shall be given at or mailed to Lessee, 1924 33rd Street, Orlando, Florida 32389, or at such other place as Lessee from time to time shall specify by written notice to Lessor. Any such notice properly mailed by United States Registered or Certified Mail, postage and fee prepaid, or hand delivered, shall be deemed delivered when mailed or when handed except that notices of rent due and open accounts shall be mailed by regular United States Mail postage prepaid and shall be payable at 3108 U. S. Highway 17 South, Orange Park, FL 32073.

SUCCESSORS AND ASSIGNS

     14. In referring herein to Lessor and Lessee, the singular shall include the plural and the use of the masculine gender shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This lease shall constitute a Florida contract and be construed according to the laws of that State.

SECURITY DEPOSIT


RADON GAS

     16. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

HAZARDOUS WASTE

     17. Lessee represents and warrants that it will not, on or about the premises, make, store, use, treat dispose of any (i) "hazardous substance" (as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended), or (ii) any other hazardous waste, containment, oil, radioactive or other materials the removal of which is required or the maintenance of which is prohibited, penalized or regulated by any local, state or federal agency, authority or governmental unit provided however in the normal course of business,

     Lessee may store oil and lubricants in connection with the service operation. Lessee shall handle in an expert like manner, comply with all government rules and regulations and Lessee shall and hereby does indemnify and hold Lessor harmless from and against any and all loss, damage, cost of cleanup, expense, fees, claims, costs, and liabilities, including, but not limited to, attorneys' fees and costs of litigation arising out of or in any manner connected with the "release" or "threatened release" of "hazardous substances" (as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act and the rules and regulations promulgated pursuant thereto, as from time to time amended), containments, oil, radioactive or other materials from the premises or any portion or portions thereof, arising out of or in any manner connected with Lessee's occupancy of the Premises.

ALTERATIONS REPAIR AND MAINTENANCE

     18. Lessee may at any time during the term, with the written consent of Lessor, make additions, alterations, or improvements to the premises as Lessee may from time to time deem necessary or desirable; provided, however, that the Lessee shall not have the right to make any additions, alterations, or improvements that affect the structure, structural strength or outward appearance of the premises . Lessee shall submit to Lessor complete and detailed plans and specifications for such work at the time approval is sought. Lessor may withhold approval in its absolute discretion. Any additions, alterations, or improvements made to the premises shall be in compliance with all insurance requirements and regulations and laws of governmental authorities and shall, upon the expiration or sooner termination of the lease term, become the property of Lessor; provided, however, Lessor may at its option, require Lessee, at Lessee's sole cost and expense, to remove any additions, alterations, or improvements at the expiration or sooner termination of the lease term, and to repair any damages to the premises caused by such removal. Lessee shall indemnify Lessor against, and shall keep the premises free from any and all mechanics' liens or other liens arising from any work performed, material furnished, or obligations incurred by Lessee in connection with the premises, and agrees to discharge any lien which attaches as a result of such work immediately after the lien attaches or payment for the labor or materials is due. No mechanics', laborers, or materialsmen's lien arising from any improvements made or work performed by or for Lessee shall attach to or become a lien on Lessors s interest in the premises, but shall attach to and become a lien only on Lessee's leasehold interest. Lessor hereby reserves the rights at any time and from time to time during the lease term to make any additions, alterations, changes or improvements (including without limitation, building additional stores) to the building in which the premises are contained as long as it does not interfere in good faith with Lessee's operation.

INDEMNIFICATION

     19. (a) Lessee shall indemnify and hold harmless Lessor against and from any and all claims caused by the Lessee in or about the premises or arising from any act or negligence of the Lessee, or any officer, agent, employee, guest, or invitee of Lessee, and from all costs, attorney's fees (whether at trial or on appeal), and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Lessor by reason of such claims, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. (b) Lessor shall indemnify and hold harmless Lessee against and from any and all claims arising from Lessor's use of the premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Lessor in or about the premises, and shall further indemnify and hold harmless Lessee against and from any and all claims arising from any breach or default in the performance of any obligations on Lessor's part to be performed under the terms of this lease, or arising from any act or negligence of the Lessor, or any officer, agent, employee, guest, or invitee of Lessor, and from all costs, attorney's fees (whether at trial or on appeal), and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against Lessee by reason of such claims, Lessor, upon notice from Lessee, shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee. Lessor hereby assumes all risk of damage to property or injury to persons in, upon or about the premises, from any cause other than the Lessee's gross negligence or willful misconduct; and Lessor hereby waives all claims in respect thereof against Lessee. Lessor shall give prompt notice to Lessee in case of casualty or accidents in the premises.

RULES

     20. Lessee shall observe faithfully and comply strictly with the Rules and Regulations, as Lessor may from time to time adopt for the safety, care and cleanliness of the marina or the preservation of good order therein. Lessor shall not be liable to Lessee for any violation of the Rules and Regulations or for the breach of any covenant or condition in any lease by any other tenant in the building. A copy of the current Rules and Regulations is attached as Exhibit
B. Lessee is exempt from  paragraph 1 of Exhibit B except for its last sentence.

ATTORNEYS FEES

     21. In the event of any action or proceeding brought by either party against the other party under this lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action of proceeding, including costs of appeal, if any, in such amount as the court may adjudge reasonable as attorneys' fees. Moreover, if either party without fault is made a party to any litigation instituted by or against the other, the other party shall indemnify the other against and save it harmless from all costs and expenses, including reasonable attorneys' fees, incurred in connection therewith.

LATE FEES AND  INTEREST ON PAST DUE OBLIGATIONS

     22. Any amount due from Lessee to Lessor hereunder which is not paid within five (5) days of when due shall bear interest at eighteen (18%) from the fifth day of when due until paid, plus a five percent (5%) late fee, if not received by the fifth day of when due, but the payment of such interest shall not excuse or cure any default by Lessee under this lease.

TIME OF ESSENCE

     23. Time is of the essence with respect to the performance of each of the Lessee's covenants of this lease and the strict performance of each shall be a condition precedent to Lessee's rights to remain in possession of the premises or to have this Lease continue in effect.

HOLDING OVER

     24. Should Lessee continue in occupancy of the premises after the expiration of this lease, Lessee shall become a tenant from month-to-month only, upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy, and any such holding over shall not constitute a renewal or extension of this lease. During such holding over, Lessee shall pay rent at twice the monthly rate provided for herein during the period immediately preceding the hold over period.

PARTIAL INVALIDITY

     25. Any provision of this lease which shall hold to be invalid, void or illegal shall in no way affect, impair, or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

BROKERS

     26. Lessee warrants that it has had no dealings with any real estate broker or agents in connection with the negotiations of this lease except as listed below, and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this lease, and Lessee agrees to indemnify and hold Lessor harmless from and against any and all claims for any such commissions.

WAIVER

     27. No waiver by Lessor of any provision of this lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor s consent to or approval of any act by Lessee requiring Lessor's consent to or approval shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any act by Lessee requiring Lessor's consent to or approval of any subsequent act of Lessee, whether or not similar to the act consented to or approved. No act or thing done by Lessor or by Lessor's agents during the term of this lease shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Lessor. No employee of Lessor or of Lessor's agents shall have any power to accept the keys to the premises prior to the termination of this lease and the delivery of the keys to any such employee shall not operate as a termination of the lease or surrender of the premises.

HEADINGS: LESSOR AND LESSEE

     28. The article and section captions contained in this lease are for convenience only and do not in any way limit or amplify any terms or provisions hereof. The terms "Lessor" and "Lessee" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and, if there be more than one tenant, the obligations herein imposed upon Lessee shall be joint and several.

NO ESTATE BY TENANT

     29. This lease shall create the relationship of Lessor and Lessee between Lessor and Lessee, and no estate shall pass out of Lessor. Lessee has only a usufruct, no subject to levy or sale and not assignable by Lessee except as expressly provided herein.

ENTIRE AGREEMENT

     30. This lease and the Exhibits (if any) attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof, and no prior agreement or understandings with regard to any such matter shall be effective for any purpose. No provision of this lease may be amended except by an agreement in writing signed by the parties or their respective successors in interest.

GOVERNING LAW

     31. This lease is made and accepted by the parties in the State of Florida, with reference to the laws of such state and shall be construed, interpreted and governed by and in accordance with the laws of the State of Florida. Lessee agrees that Lessor may institute any legal proceedings with respect to this lease of the premises in the Circuit Court of the county in which the premises are located and submits itself to the jurisdiction of such court. If Lessee is a corporation chartered other than in the State of Florida, Lessee acknowledges and agrees that it is "doing business" in the State of Florida and appointed the Secretary of State of Florida as registered agent.

SUBSTITUTION

     32. If Lessor so elects, it shall have the discretion to substitute land areas leased hereby, so long as Lessee 17 exposure.

OPTION

     33. Provided the Lessee is not in default in the payment of rent or performance hereunder, Lessee shall have the option to extend the term of this lease by written notice to Lessor on or before September 30, 2002, for an additional five years ending December 31, 2007 upon the same terms and conditions except that the base rental shall be $5,170 per month, plus sales tax.

RIGHT TO TERMINATE

     34. Lessee or Lessor shall have the right to terminate this lease during the five year option period (paragraph 33) by giving written notice ninety days prior to the desired termination date together with a termination fee of $10,000. In addition, Lessee shall pay the rent and other payments due to the end of the early termination term.

ADDITIONAL PROVISIONS

    35. (a) Lessee shall have an open account for gasoline and oil and shall pay when due each month. Lessee shall receive a $.10 per gallon discount from the posted price for all fuel purchases, provided it is paid for by the fifteenth of the following month. (b) Lessee shall pay $330 plus sales tax per month commencing February 1, 1998, for the duration of the lease in addition to the base rent for three wet slips designated by Lessor on Dock A or substituted from time to time hereof by Lessor. Lessee shall also pay for electricity if utilized, by any wet slip occupied boat. (c) Lessor shall repaint the building white on or before February 1, 1998. (d) Lessor shall build a new display dock where the current one exists to the mutually agreed specifications and dimensions, similar to the existing dock.


     (e) Lessor shall install additional fluorescent lighting in the showroom area, as mutually agreed. (f) Lessee shall operate its maintenance department (boat repair, boat wash down, or any maintenance work) in a clean and expert workmanship manner. To do otherwise could result in a cancellation by Lessor of this Lease. All areas must be kept clean of all debris and all environmental records must be kept in accordance with County, State, and Federal government requirements. Boat sales department shall operate in a way that will bring credit to the parties hereto. Anything less would constitute a default under this Lease. (g) If Lessor elects to develop new facilities (buildings, etc.) the Lessee will agree to cooperate in that regard which may include relocating to less square footage but comparable or better leased space with Highway 17 exposure at Lessor's Marina. The lease rate and other terms shall remain unchanged. (h) Lessee understands Lessor may enter into a contract with a billboard outdoor advertising sign company to construct and place a sign within the leased area. (i) Lessor agrees to allow Lessee to charge gasoline and oil purchases to an "open account". The Lessor shall bill the Lessee monthly and Lessee shall pay the account within five (5) days ("due date"). Lessee shall receive a ($.10) per gallon discount from the posed rate at the pump. (j) Lessee shall provide materially accurate financial statements prepared in accordance with generally accepted accounting principles every six months commencing within thirty days of June 30, 1998, and continuing every six months thereafter during the term of the lease. (k) Lessee has the exclusive lease for retail boat sales, parts and service. Lessor is not restricted from consigning and/or brokeraging boats for its rental customers.

BOAT HOIST

     36. Lessor has a boat hoist (crane) located within the area leased to Lessee. Lessor is not sure of the origin or structural integrity of the crane and ordered an inspection of said crane prior to getting it "OSHA" certified. The inspection was performed by Helmco Industrial Equipment Inc. Their report, dated 3/1/95 is provided. Lessor elected (based on this report) not to use or be responsible for crane. However, Lessee may use provided it accepts full responsibility for said crane and continue to use it for light duty work. As a consideration for Lessee's use of the crane: (a) Lessor is hereby released from any and all responsibility for the maintenance of said crane.

     (b) Lessee agrees to indemnify and hold Lessor harmless for any and all claims, liabilities, injuries, damages to any person or property, including Lessor's property and employees, arising out of the use and operation of the crane, including the hoist and related equipment and straps, caused by any reason whatsoever, including court cost and attorneys' fees incurred by the Lessor in defending any action or claim brought against the Lessor. (c) Lessee agrees to maintain the crane in at least its present condition during the term of the lease ordinary wear and tear excluded and to return the crane to the Lessor in at least the present condition at the end of the term or any extensions. (d) Should Lessee decide to upgrade said crane, it shall be at Lessee's sole expense. Any upgrades must be approved in writing by Lessor. However, said upgrade approved shall not alter the intent or terms above.

     IN WITNESS WHEREOF, the parties hereto have signed and sealed this lease as of the day and year first above written.

Signed, sealed and delivered in                 LESSOR
our presence:                                   DOCTORS LAKE MARINA, INC.


                                                 Emil Aramoonie
                                                 Vice President
/s/ John Connelly

                                                 LESSEE BOAT TREE INC.
/s/ D.B. Clicet

                                                 Joseph Pozo
                                                 President












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DOCTORS LAKE MARINA
RULES AND REGULATIONS

In an effort to provide an inviting atmosphere for Vessel Owners CoOwners) using space at Doctors Lake Marina (~Manna') the following rules and regulations are provided for your protection. Your, cooperation in observing the following rules will be appreciated.


     I. Al) VERTISING: Advertising or ~moljoitina of sales or leases of any vesagI. appurtenances or propertY of whatever type shall not be permitted on any vessel within the Marina without prior written approval ot Manna. All t'or sate ~.lgni must be approved by the Manna. Neither the vessel nor Marina's address shall be used for business purposes. The Marina is authorized to remove any non approved sign from the vessel or slip without notice to Owner. Similarly, owner may not aflix or attach by screws, nails, bolts or any other object any article, fixture, or equipment to the docks without the prior written permission of the Marina.

     2. CHECKING OUT: All owners shall leave a forwarding address prior to leaving the Marina. All personal property must be removed when slip rental is terminated. Owners leaving for an extended cruise shall notify Marina.

     3. FIRES: Causing or permitting charcoal or any type of fire or the maintenance of any other dangerous conditions, as determined by the Manna, on the docks or on the vessels is prohibited.

     4. WASTE: Refuse of any kind shall not be thrown overboard. Waste shall be deposited in receptacles supplied for that purpose. No person shall discharge oil, spiiits, inflammable liquid(s) treated or untreated sewage, oily bilges, or contaminants of any kind into the Marina or Doctors Lake.

     5. IMPROPER DISPLAYS: Laundry shall not be hung on vessels, docks, or finger piers in the Marina.

     6. NOISE: Noise shall be kept to a minimum at all tunes. Owners and guest shall use discretion in operating engines. generators, radios and televisions sets, etc. so as not to create a nuisance or disturbance. 7 PARKING: Daily users of the parking lot will be allowed one parking space per slip. All trailers must be parked in designated trailer parking area. Absolutely NO PRIVATE AUTOMOBILES are allowed in the Manna Dry Storage Lot.

     8. PETS: Pets shall be leashed within confines of the Marina and toileted on grass areas. Pets shall not bc permitted to disturb the other Owners.

     9. TRAILERS: All trailers must have jack, winch and all must be in good working order before Manna will launch or retrieve vessel.

     10. Owners shall keep his vessel clean and orderly at all times.

     11.RAMPS: Absolutely NO CUSTOMERS OR PRIVATE INDIVIDUAL shall attempt to launch or retrieve a vessel without Marina approval.

     12. REPAIRS ON DOCKS: Painting, scraping, or repairing of vessel or gear shall not be permuted on the docks or finger piers. The extent of repairs and maintenance which shall be permitted shall be at the sole discretion of the Marina.



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     13. STORAGE ON PIERS: Owners shall not store supplies,  materials, tenders, dinghies, skiffs, accessories or debns on walkway, and shall not construct or place thereon, any lockers, chests, cabinets or similar structures, except with the prior written approval of the Marina. All dock boxes must be approved by Marina prior to installation.

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     14.  GATES:  Any time Owners enter or leave the Marina after normal  Marina operating hours, owners shall close and lock gates immediately after entry or departure, regardless of how short a period the Owners anticipate being at the Marina. This is for all Owner's and the Marinas protection.

     15. No Non-fitted tarps, canvas or poly tents or temporary vinyl covers shall be used to cover boats at any time.

     16. COMPLIANCE: Owner shall comply with all city, county, state and federal laws and regulations.

     17. DRY STORAGE; Customers who desire to stay in the water overnight, understand that space restrictions dictate that the Marina must have complete control of this request.

     18. MODIFICATION: Marina reserves the right to alter, amend, modify or revoke any of these Rules and Regulations at any time in its sole discretion which change shall be effective upon posting in Marina office.